UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2008

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E. Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On June 5, 2008, Ecosphere Energy Solutions, Inc. (“EES”), a Florida corporation and wholly-owned subsidiary of Ecosphere Technologies, Inc. (“Ecosphere”), a Delaware corporation, entered into an Option Agreement (“Option”) under which it granted Bledsoe Capital Group, LLC (“Bledsoe”) an option to purchase a 50% interest in the Ozonix™ technology for the energy business. Under the Option, Bledsoe has the right to enter into a joint venture with EES on a 50/50 ownership basis to acquire an exclusive worldwide license for the use of EES’s Ozonix™ technology in the energy business. EES will build the equipment for the joint venture. Upon exercise of the Option, Bledsoe is required to fund the joint venture with $10 million to be paid to EES for a license fee and would need commitments of $40 million more to provide working capital for the joint venture. The Option is exercisable at any time until the later of (i) March 31, 2009 or (ii) 90 days after the execution and delivery of an agreement with an energy company providing for the recycling of frac flowback water and/or produced water, or if no such agreement is reached, until November 30, 2009.

Also on June 5, 2008, Ecosphere, EES and Bledsoe entered into a Purchase/Leaseback Agreement (the “Leaseback Agreement”). Under the terms of the Leaseback Agreement, Bledsoe has agreed to purchase Ozonix™ equipment from EES for up to $5 million (including cancellation of a $1 million note issued under a Credit Agreement described below) and lease the equipment back to EES for a five-year term, for EES's use in providing services to an energy company. Effectiveness of the Leaseback Agreement is contingent upon the successful completion of Ecosphere’s 90-day pilot program with a major energy company and their signing an agreement for cleaning and recycling of their frac flowback and/or produced water. Under the Leaseback Agreement, EES will pay Bledsoe a minimum lease payment and a per barrel royalty. As additional consideration for entering into the Leaseback Agreement, Ecosphere has agreed to issue Bledsoe up to 5,000,000 three-year warrants exercisable at $0.15 per share. The number of warrants issued to Bledsoe will be based on the payments made to Ecosphere for Ozonix™ units, with 1,000,000 warrants for each $1,000,000 of payments. The Leaseback Agreement will remain in effect even if Bledsoe exercises the Option. EES will retain all revenues from the use of the Ozonix™ equipment during the five-year term and no portion will be paid to the joint venture.

On May 16, 2008, Ecosphere and EES entered into a Credit Agreement (the “Loan Agreement”) and received a $1,000,000 loan from Bledsoe. The funds are being used to provide working capital to build an Ozonix™ unit and operate the unit in connection with a 90-day pilot program to clean and recycle frac flowback and produced water for a major energy company in the Barnett Shale area of Texas. Under the Loan Agreement, Bledsoe loaned EES $1,000,000 for one year at 10% interest, secured by the Ozonix™ unit. As additional consideration, Ecosphere issued Bledsoe 1,000,000 warrants exercisable at $0.15 per share over a three-year period.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ DENNIS MCGUIRE
Dennis McGuire President and Chief Executive Officer

Date: June 12, 2008

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